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                                                                    EXHIBIT 23.2

                               CONSENT OF COUNSEL



  Clark & Elbing LLP hereby consents to the use of its name under the caption "Patents and Proprietary Technologies" in the Annual Report of Cephalon, Inc. (the "Company") on Form 10-K for the fiscal year ended December 31, 1997 to be filed with the Securities and Exchange Commission.

  In giving such consent, Clark & Elbing LLP does not thereby admit that it is acting within the category of persons whose consent is required under the Securities and Exchange Act of 1934, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                  Very truly yours,

                                                  /s/   KAREN L. ELBING
                                                  ----------------------

                                                  Clark & Elbing LLP
                                                  By: Karen L. Elbing

Date: March 27, 1998